EXHIBIT 4.2

            THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED , (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                             TANOX BIOSYSTEMS, INC.

                        WARRANT TO PURCHASE 6,462 SHARES
                                OF COMMON STOCK


     THIS CERTIFIES THAT, for value received, Phoenix Venture Incorporated is entitled to subscribe for and purchase 6,462 shares (as adjusted pursuant to Paragraph 4 hereof, the "Shares") of the fully paid and non-assessable Common Stock of TANOX BIOSYSTEMS, INC., a Texas corporation (the "Company"), at the price of $12.38 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Paragraph 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean November 15, 1989, and (c) the term Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of this Warrant.

     1. TERM. The purchase right represented by this Warrant is exercisable, in whole or, subject to the provisions of Paragraph 2 hereof, in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or (ii) five (5) years after the closing of the Company's initial underwritten public offering of its Common Stock effected pursuant to a Registration Statement on Form S-l or Form S-18 (or their successor forms) filed under the Securities Act of 1933.

     2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to Paragraph 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of the holder hereof, (a) the surrender of this Warrant (with the notice

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
of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased, or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-l duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. Notwithstanding anything herein to the contrary, the minimum number of Shares purchasable hereunder at each time of exercise shall be the lesser of (i) 2,000 Shares (as proportionately adjusted for stock splits, stock dividends or recapitalizations occurring after the Date of Grant), (ii) if the exercise is in connection with an underwritten public offering, then the number of Shares that the holder is entitled to include in such public offering under Paragraph 9 hereof, or (iii) the total number of Shares then purchasable under this Warrant. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the later of (A) the date upon which this Warrant or portion thereof is exercised, or (B) the date upon which the Company receives payment for such shares in accordance with the provisions of this Warrant. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

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
     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers, consolidations and transfers.


          (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such

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
dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) PRICE ANTIDILUTION. The Warrant Price shall also be subject to adjustment from time to time as follows:

              (i) (A) If, at any time after the Date of Grant, the Company shall Issue any Additional Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, then the Warrant Price in effect immediately prior to each such issuance shall forthwith be reduced to the Warrant Price determined by dividing (X) an amount equal to the sum of (a) the product derived by multiplying the Warrant Price in effect immediately prior to such issue or sale times the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale, plus (b) the consideration, if any, received or deemed to be received by the Company upon such issue or sale, by (Y) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

                  (B) No adjustment of the Warrant Price pursuant to this Paragraph 4(d) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

                  (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefore before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Company.

                  (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of such options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                      (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Paragraphs 4(d)(i)(C) and 4(d)(i)(D), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                      (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Paragraphs 4(d) (i)(C) and 4(d) (i) (D)).


              (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Paragraph 4(d) (i) (E) by the Company after the Date of Grant other than:

                  (A) Common Stock issued pursuant to a transaction described in Paragraphs 4(b) or 4(c), or

                  (B) Common Stock issued upon the conversion or exercise of any securities convertible into Common Stock or options to purchase Common Stock outstanding on the Date of Grant, or

                  (C) Common Stock, options, or rights to subscribe issued or granted pursuant to employee, director, or consultant stock option, purchase, bonus, exchange, or other such plans or transactions, in each case approved by the Company's Board of Directors, or

                  (D) Common Stock issued pursuant to a transaction described in Paragraph 4(h) hereof.

          (e) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

          (f) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to the holder of this Warrant, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (g) REDUCTION IN SHARES. If on December 31, 1990, the aggregate original principal amount of the Loans (as defined in the Loan and Security Agreement dated as of November 6, 1989 between Phoenix Venture Incorporated ("Phoenix") and the Company (the "Loan Agreement") made to the Company pursuant to the Loan Agreement is less than $800,000, and Phoenix has elected not to make a Loan to the Company pursuant to the Loan Agreement after a request by the Company in connection with which the Company has satisfied (or has agreed to, and has demonstrated the ability to, satisfy) all the conditions to funding set forth in the Loan Agreement other than those conditions set forth in Section l(a), subparagraphs (ix) and/or (x), then the number of Shares issuable upon exercise of this Warrant shall be reduced by a number of Shares which bears the same relationship to the number of Shares originally issuable under this Warrant as the aggregate amount of the Loans that Phoenix has so elected not to make to the Company pursuant to the Loan Agreement bears to $800,000.

          (h) ADJUSTMENT BASED ON NEW EQUITY. If the Company closes an equity offering of its capital stock after the Date of Grant but on or before 90 days after the initial Loan by Phoenix pursuant to the Loan Agreement, with net proceeds to the Company of at least $1,000,000 and at a price per common-share equivalent other than the Warrant Price, then the Warrant Price shall be adjusted immediately upon the closing of such offering to the average price per common-share equivalent received by the Company in such offering. In addition, if the Company closes an equity offering of its capital stock after the Date of Grant but on or before twelve months after the initial Loan by Phoenix pursuant to the Loan Agreement, with net proceeds to the Company of at least $1,000,000 and at a price per common-share equivalent less than the Warrant Price, then the Warrant Price shall be reduced immediately upon the closing of such offering to the average price per common-share equivalent received by the Company in such offering.

          (i) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price (including without limitation an adjustment pursuant to Paragraph 4(h) hereof), the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Paragraph 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

     6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore based on the fair market value of the Com- mon Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR SHARES OF COMMON STOCK.

        (a) COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, acknowledges those representations set forth on Schedule 1 attached as a part of Exhibit A hereto, and agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act or an exemption from such registration is available, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RE-

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
          LATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED,
          (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THIS SECURITY WAS ISSUED."

        (b) DISPOSITION OF WARRANT OR SHARES. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph
(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     8. RIGHTS AS SHAREHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the shareholders of the Company concurrently with the distribution thereof to such shareholders, including without limitation the following: (a) within 120 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company as of the end of such year and audited consolidated statements of income, shareholders' equity and changes in financial position for such year, which year-end financial reports shall be in reasonable detail and shall be accompanied by the opinion of the independent public accountants of recognized standing selected by the Company, and (b) such other information, documents and reports as the holder of this Warrant may reasonably request in order to assist such holder in determining whether to exercise its rights to acquire Shares under this Warrant.

     9. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

        9.1 DEFINITIONS. For purposes of this Section 9:

            (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

            (b) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon exercise or conversion of this Warrant or upon exercise or conversion of the Other Warrants, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; excluding in all cases, however, any Registrable Securities sold or transferred by a person in a transaction in which his rights under this Section 9 are not assignable;

            (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 9.10 hereof; and

            (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange

Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        9.2 PIGGY-BACK REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company, at each such time, shall promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after receipt of such notice, the Company, subject to the provisions of Section 9.6 shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall be obligated to effect only two
(2) such registrations pursuant to this Paragraph 9.2.

        9.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 9.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

        9.4 EXPENSES OF PIGGY-BACK REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 9.2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionate thereto provided, however, that the selling Holders shall bear the expenses of any underwriting discounts and commissions attributable to the sale of their shares and shall pay the fees and disbursements of any counsel, experts or other professionals selected by such Holders; and provided, further, that the fees and expenses of complying with blue sky laws shall be borne by the selling Holders if and to the extent that the appropriate administrative official of such state requires that such Holders (rather than the Company) pay such fees and expenses.

        9.5 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 9.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering or, in the initial public offering of the Company, exceeds twenty percent (20%) of the total number of shares proposed to be registered, then the Company shall be required to include in the offering only that number of such securities which the underwriters believe will not jeopardize the success of the offering or, in the initial public offering, only that number of such securities not exceeding such twenty percent (20%) (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders).

        9.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 9:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors or partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section 9.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other person selling securities in such registration statement or any of its directors or officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person or other such person or director, officer or partner or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director or partner, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

            (c) Promptly after receipt by an indemnified party under this
Section 9.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.6.

        9.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company;

            (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is reasonable to enable the Holders to utilize, except for any requisite financial, listing or quotation requirements, Form S-3 for the sale of their Registrable Securities when same becomes available, such action to be initiated as soon as reasonably practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

            (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith (i) upon request a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) upon availability, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) upon request, such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     The Company's obligations under this Paragraph 9.7 shall terminate at such time as the Company may no longer be required to file reports or other documents under the 1934 Act and will terminate as to each Holder covered hereby at such time as such Holder shall be entitled to sell its Registrable Securities; under the provisions of Rule 144(k).

        9.8 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any re-lated qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

            (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Paragraph 9.8: (1) within 180 days of the effective date of any public offering of securities by the Company; (2) if the Company is not qualified as a registrant entitled to use Form S-3 for the sale of shares by its shareholders; (3) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $200,000; (4) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Paragraph 9.8; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (5) if the Company has, within the twelve (12) month period preceding the date for such request, already effected any registration in which each of the Holders was entitled to register at least twenty percent (20%) of the Registrable Securities then held by such Holder, whether pursuant to this Paragraph 9.8 or otherwise; (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or with respect to which such registration, qualification or compliance is unduly burdensome; or (7) if the Company has effected at least three (3) of such registrations pursuant to this Paragraph 9.8 for one or more of the Holders.

            (c) Subject to the foregoing, the Company will use its best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as reasonably practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this

Paragraph 9.8, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company (collectively, "S-3 Expenses") shall be borne as follows: The selling Holders shall pay the first $5,000, and 50% of any amounts over $5,000 but less than $10,000, of the selling Holders' pro rata portion of the S-3 Expenses attributable to the sale of their shares in any registration initiated by the Holders pursuant to this Paragraph 9.8, and all other S-3 Expenses shall be paid by the Company or by other parties pursuant to agreements with the Company; provided, however, that the selling Holders shall bear the expenses of any underwriting discounts and commissions attributable to the sale of their shares. Registrations effected pursuant to this Paragraph 9.8 shall not be counted as registrations effected pursuant to Paragraph 9.2 and registrations effected pursuant to Paragraph 9.2 shall not be counted as registrations effected pursuant to this Paragraph 9.8.

        9.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned by a Holder (after identification of such Holder under this Section 9 or with respect to registrations pursuant to Paragraph 9.8) to a transferee or assignee of such securities provided (a) such assignment complies with, and such transferee or assignee agrees in writing to comply with and be bound by all of the terms and provisions of this Section 9, (b) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

        9.10 NO CONFLICTING AGREEMENTS. The Company represents and warrants to the Holders that the Company is not a party to any agreement that conflicts in any manner with the Holders' rights to cause the Company to register Registrable Securities pursuant to this Section 9. The Company covenants and agrees that it shall not, without the prior written consent of persons holding a majority of the outstanding securities registrable under this Section 9 or otherwise entitled to registration rights, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder to include such securities in any registration if the inclusion of such holder's securities would reduce on other than a pro-rata basis (based on the number of shares owned) the amount of the Registrable Securities of the holders that may be included in such registration. In addition, the Company covenants and agrees that it shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement that would adversely affect the registration rights of the Holders of Registrable Securities in a different manner than the registration rights of holders of other securities of the Company entitled to registration rights.

        9.11 MARKET STAND-OFF AGREEMENT. Each Holder hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities for such period of time (not to exceed 180 days) following the effective date of a registration statement of the Company filed under the Act as the Company and the underwriters may specify; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Warrant) enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of any such period specified.

        9.12 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

        9.13 RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise or conversion of this Warrant, contained in this Section 9 shall survive the exercise, conversion and expiration of this Warrant.

     10. ADDITIONAL LIQUIDITY RIGHTS.

        10.1 SECONDARY SALES. The Company will promptly provide the holder of this Warrant with notice of any offer of which the Company is aware to acquire from the Company's security holders more than five percent (5%) of the total voting power of the Company.

        10.2 MERGERS. The Company will provide the holder of this Warrant with at least 20 days' notice of the terms and conditions of any proposed (i) sale, lease, exchange, conveyance or other disposition of all or substantially all of its property or business, or (ii) merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

        10.3 RIGHT TO CONVERT WARRANT INTO COMMON STOCK.

            (a) RIGHT TO CONVERT. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Paragraph 10.3 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subparagraph (b) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined). Notwithstanding anything herein to the contrary, the minimum number; of Converted Warrant Shares convertible hereunder at any time, shall equal the minimum number of Shares then purchasable under the provisions of Paragraph 2 hereof. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

            (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subparagraph (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date" ) and, at the election of the holder hereof, may be made contingent upon the closing of the consummation of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

            (c) Determination of Fair Market Value. For purposes of this Paragraph 10.3, fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                (i) If the Conversion Right is exercised in, connection with a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

                     (A) If traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the 30-day period ending five business days prior to the Determination Date;

                     (B) If traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date; and

                     (C) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company, and if the holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the holder of this Warrant.

     II. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the holder of this Warrant as follows:

        (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

        (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable;

        (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth in the Company's Articles of Incorporation, as amended, a true and complete copy of which has been delivered to the original holder of this Warrant;

        (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person except such consents or approvals as have been obtained prior to the Date of Grant pursuant to Paragraph 10(e) below; and

        (e) The Company has obtained all consents required in order to issue this Warrant and grant the holder of this Warrant the rights described in section 9 hereof.

     12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

     14. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Registrable Securities) to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     15. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, In lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     17. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

                                     TANOX BIOSYSTEMS, INC.

                                     By: /s/ NANCY T. CHANG
                                             Nancy T. Chang, President

                                     Address:

                                     10301 Stella Link
                                     Houston, Texas 77025

Date: November, 1989

                                   EXHIBIT A
                               NOTICE OF EXERCISE

To: TANOX BIOSYSTEMS, INC.

     1. The undersigned hereby elects to purchase _____ shares of Common Stock of TANOX BIOSYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                      ------------------------------------
                                     (Name)

                      ------------------------------------

                      ------------------------------------
                                   (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

                                     ------------------------------------
                                                 (Signature)

---------------------------
          (Date)

                                                                      Schedule 1

                      INVESTMENT REPRESENTATION STATEMENT

Purchaser :

Company: TANOX BIOSYSTEMS, INC.

Security: Common Stock

Amount :

Date :

     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company; the resale occurring not less than two years after the party has purchased and paid for the securities to be sold: the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                     Purchaser:

                                     ------------------------------------
                                     Date: ________________, 19__

                                  EXHIBIT A-l

                               NOTICE OF EXERCISE

To: TANOX BIOSYSTEMS, INC. (the "Company")

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S- ____, filed ____________, 19__, the undersigned hereby elects to purchase shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

     2. Please deliver to the custodian for the selling shareholders a stock certificate representing such _____ shares.

     3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $_________ or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

                                     --------------------------
                                           (Signature)

-----------------------
       (Date)